EXHIBIT 99.1


        TALON INTERNATIONAL REPORTS SECOND QUARTER 2009 FINANCIAL RESULTS

LOS ANGELES, CALIF. -- AUGUST 14, 2009 -- Talon International, Inc. (OTCBB:TALN), a leading global supplier of zippers, apparel fasteners, trim and interlining products, reported financial results for the second quarter ended June 30, 2009.

SUMMARY

o Sales for the 2nd Quarter 2009 totaled $12.6 million, vs. $17.0 million in 2008.

o Net income for the 2nd Quarter totaled $75,000 in 2009, vs. $598,000 in 2008.

o Net loss year-to-date totaled $1.1 million in 2009, vs. a net loss of $1.2 million in 2008.

FINANCIAL RESULTS

"The global economic recession continued to significantly restrict consumer spending through the second quarter of 2009 and this translated into much lower demand for our zipper and trim products," said Lonnie Schnell, Talon's CEO. "Although the initial panic within the apparel industry seems to have subsided, and encouraging signs are emerging, consumers remain cautious about their spending and the retail brands continue to limit their buying and lower their inventory levels."

Sales for the second quarter of 2009 totaled $12.6 million, a decrease of $4.4 million or 26% from 2008. The decrease in sales for the quarter was a direct result of the impact of the economic decline on the apparel industry and the corresponding lower demand for the apparel products that brand suppliers purchase from the Company. For the second quarter of 2009 the Company reported TALON(R) zipper sales of $7.7 million as compared to $11.4 million for the same period in 2008. Trim product sales for the second quarter of 2009 were $4.9 million, as compared to $5.5 million for the same period in 2008, and Tekfit product sales for the second quarter were $23,000 compared to $36,000 in 2008.

Sales for the six months ended June 30, 2009 were $19.1 million as compared to $27.0 million for the same period in 2008, a decrease of $7.9 million or 29%. TALON(R) zipper sales for the first six months of 2009 totaled $11.0 million as compared to $17.1 million in the prior year. Trim product sales for the first six months of 2009 were $8.0 million, a decrease of $1.9 million from the same period in 2008. Tekfit product sales for the first six months of 2009 were $37,000 compared to $44,000 for the first six months of 2008.

For the second quarter of 2009 net income of $75,000 or $0.01 per share was reported by the Company, as compared to net income of $598,000 or $0.03 per share for the second quarter in 2008. For the six-months ended June 30, 2009 the Company reported a net loss of $1.1 million or a loss of $0.05 per share, as compared to a net loss of $1.2 million or $0.06 per share for the six months ended June 30, 2008.

"The cost reduction actions we implemented late in 2008 in response to the economic decline have substantially lessened the impact of the significantly lower revenues in 2009," said Schnell. "For the first six months of 2009, the benefits of these actions helped deliver expense reductions that more than offset the effects of the recession on our sales levels. As the apparel industry recovers, these actions along with our continued emphasis on new nominations, new product development and our commitment to superior customer service we believe will yield measurable improvements in earnings compared to the prior year."

Selling expenses for the second quarter of 2009 were $531,000, reflecting a reduction of $237,000 compared to the same period in 2008. General and administrative expenses for the second quarter of 2009 were $2.2 million, as compared to $3.1 million for the second quarter of 2008. The decrease of $0.9 million in general and administrative expenses is principally attributable to reductions in our global workforce to align our costs with current sales levels.

The net income for the second quarter and net loss for the first six months of 2009 includes net interest expense of $661,000 and $1,298,000, respectively. The interest expense for 2009 reflects an increase of $18,000 and $105,000 for the second quarter and six months ended June 30, 2009, respectively, as compared to net interest expense for the same periods in 2008. The increased interest cost in 2009 over 2008 was primarily the result of slightly increased borrowings under the debt facility with CVC California, LLC (formerly Bluefin Capital,
LLC).


CONFERENCE CALL
Talon International will hold a conference call on Monday, August 17, 2009, to discuss its second quarter financial results. Talon's CEO Lonnie D. Schnell will host the call starting at 4:30 P.M. Eastern Time. A question and answer session will follow the presentation.

To participate in the call, dial the appropriate number 5-10 minutes prior to the start time, request the Talon International conference call and provide the conference ID.

Date: Monday, August 17, 2009
Time: 4:30 pm Eastern (1:30 pm Pacific)
Domestic callers: 1-800-894-5910
International callers: 1-785-424-1052
Conference ID#: 7TALON

A replay of the call will be available later that evening and will be accessible until September 17, 2009. The replay call-in number is 1-800-723-0479 for domestic callers and 1-402-220-2650 for international. Pass code not required.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. These statements are based upon, among other things, assumptions made by, and information currently available to, management, including management's own knowledge and assessment of the company's industry, competition and capital requirements, and the potential for growth in zipper sales and other products. Factors which could cause actual results to differ materially from these forward-looking statements include global economic conditions, pricing pressures and other competitive factors, our ability to reduce costs, and the unanticipated loss of major customers, and the level of acceptance of the company's products by retailers and consumers. These and other risks are more


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


fully described in the company's filings with the Securities and Exchange Commission, including the Company's most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


ABOUT TALON INTERNATIONAL, INC.
Talon International, Inc. is a global supplier of apparel fasteners, trim and interlining products to manufacturers of fashion apparel, specialty retailers, mass merchandisers, brand licensees and major retailers. Talon manufactures and distributes zippers and other fasteners under its Talon(R) brand, known as the original American zipper invented in 1893. Talon also designs, manufactures, engineers, and distributes apparel trim products and specialty waistbands under its trademark names, Talon, Tag-It and TekFit, to more than 60 apparel brands and manufacturers including Wal-Mart, J.C. Penney, Abercrombie and Fitch, Juicy Couture, Ralph Lauren, Victoria's Secret, Target Stores, and Express. The company has offices and facilities in the United States, Hong Kong, China, India and Bangladesh.


COMPANY CONTACT
Talon International, Inc.
Rayna Hernandez
Tel (818) 444-4128
raynah@talonzippers.com



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


                            TALON INTERNATIONAL, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                Three Months                    Six Months
                                                               Ended June 30,                 Ended June 30,
                                                        ---------------------------    ----------------------------
                                                            2009           2008            2009            2008
                                                        ------------   ------------    ------------    ------------
Net sales ...........................................   $ 12,583,765   $ 17,020,629    $ 19,099,519    $ 27,006,118
Cost of goods sold ..................................      9,022,318     12,119,725      13,553,905      19,347,249
                                                        ------------   ------------    ------------    ------------
   Gross profit .....................................      3,561,447      4,900,904       5,545,614       7,658,869

Selling expenses ....................................        531,365        767,865       1,046,909       1,487,828
General and administrative expenses .................      2,198,037      3,082,164       4,201,830       6,430,400
                                                        ------------   ------------    ------------    ------------
   Total operating expenses .........................      2,729,402      3,850,029       5,248,739       7,918,228

Income (loss) from operations .......................        832,045      1,050,875         296,875       (259,359)
Interest expense, net ...............................        661,087        643,130       1,298,038       1,192,644
                                                        ------------   ------------    ------------    ------------
Income (loss) before provision for (benefit from)
   income taxes .....................................        170,958        407,745      (1,001,163)     (1,452,003)
Provision for (benefit from) income taxes ...........         96,103       (190,412)        102,510        (211,416)
                                                        ------------   ------------    ------------    ------------
   Net Income (loss) ................................   $     74,855   $    598,157    $ (1,103,673)   $ (1,240,587)
                                                        ============   ============    ============    ============
Basic income (loss) per share .......................   $       0.01   $       0.03    $      (0.05)   $      (0.06)
                                                        ============   ============    ============    ============
Diluted income (loss) per share .....................   $       0.01   $       0.03    $      (0.05)   $      (0.06)
                                                        ============   ============    ============    ============

Weighted average number of common shares outstanding:
   Basic ............................................     20,291,433     20,291,433      20,291,433      20,291,433
                                                        ============   ============    ============    ============
   Diluted ..........................................     20,291,433     20,291,433      20,291,433      20,291,433
                                                        ============   ============    ============    ============


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


                            TALON INTERNATIONAL, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                                 June 30,      December 31,
                                                                                   2009            2008
                                                                               ------------    ------------
                                                                               (Unaudited)
Assets
Current Assets:
   Cash and cash equivalents ...............................................   $  2,215,007    $  2,399,717
   Accounts receivable, net ................................................      5,409,918       3,856,613
   Inventories, net ........................................................      1,935,198       1,669,149
   Prepaid expenses and other current assets ...............................        651,744         473,955
                                                                               ------------    ------------
Total current assets .......................................................     10,211,867       8,399,434

Property and equipment, net ................................................      2,144,479       2,084,244
Fixed assets held for sale .................................................        407,009         407,655
Due from related parties ...................................................        200,000         200,000
Intangible assets, net .....................................................      4,110,751       4,110,751
Other assets ...............................................................        288,761         400,494
                                                                               ------------    ------------
Total assets ...............................................................   $ 17,362,867    $ 15,602,578
                                                                               ============    ============

Liabilities and Stockholders' Deficit
Current liabilities:
  Accounts payable .........................................................   $  8,930,217    $  7,674,768
  Accrued legal costs ......................................................        540,679         383,075
  Other accrued expenses ...................................................      2,465,014       2,292,681
  Revolver note payable ....................................................      4,990,483            --
  Term note payable, net of discounts ......................................      9,112,891            --
  Demand notes payable to related parties ..................................        225,810         222,264
  Current portion of capital lease obligations .............................         95,014         182,444
  Current portion of notes payable .........................................         46,427         144,064
                                                                               ------------    ------------
Total current liabilities ..................................................     26,406,535      10,899,296

Capital lease obligations, net of current portion ..........................          8,704           1,910
Revolver note payable, net of current portion ..............................           --         4,638,988
Term notes payable, net of discounts and current portion ...................           --         8,067,428
Other long term liabilities ................................................        718,925         756,888
                                                                               ------------    ------------
Total liabilities ..........................................................     27,134,164      24,364,510
                                                                               ------------    ------------

Commitments and contingencies (Note 13)

Stockholders' Deficit:
   Preferred stock Series A, $0.001 par value; 250,000 shares authorized; no
   shares issued or outstanding ............................................           --              --

   Common stock, $0.001 par value, 100,000,000 shares authorized; 20,291,433
     shares issued and outstanding at June 30, 2009 and December 31, 2008 ..         20,291          20,291
  Additional paid-in capital ...............................................     54,859,305      54,769,072
  Accumulated deficit ......................................................    (64,754,705)    (63,651,032)
  Accumulated other comprehensive income ...................................        103,812          99,737
                                                                               ------------    ------------
Total stockholders' deficit ................................................     (9,771,297)     (8,761,932)
                                                                               ------------    ------------
Total liabilities and stockholders' deficit ................................   $ 17,362,867    $ 15,602,578
                                                                               ============    ============


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